Exhibit 10.1

IDEXX LABORATORIES, INC.

DIRECTOR DEFERRED COMPENSATION PLAN

The Deferred Compensation Plan for non-employee Directors of IDEXX Laboratories, Inc. (the “Plan”) is designed to provide an additional mechanism for satisfying stock ownership guidelines as well as to provide a vehicle for the deferral of taxable income. The Plan is intended to be an “unfunded” plan maintained for the purpose of providing deferred compensation to non-employee members of the Board of Directors for purposes of Title I of the Employee Retirement Income Security Act of 1974.

ARTICLE I

DEFINITIONS

Unless the context otherwise requires, the following words and phrases as used herein shall have the following meanings:

Section 1.1 “ACCOUNT BALANCE” means the total amount credited to the bookkeeping Investment Accounts in which Contributions are maintained for a Participant, including earnings thereon.

Section 1.2 “ANNUAL RETAINER” means the annual cash retainer paid by the Company to Directors.

Section 1.3 “BENEFICIARY” means the person that the Participant designates to receive any unpaid portion of the Participant’s Account Balance should the Participant’s death occur before the Participant receives the entire Account Balance. If the Participant does not designate a beneficiary, his Beneficiary shall be his spouse if he is married at the time of his death, or his estate if he is unmarried at the time of his death.

Section 1.4 “BOARD OF DIRECTORS” means the Board of Directors of IDEXX Laboratories, Inc.

Section 1.5 “CODE” means the Internal Revenue Code of 1986, as amended.

Section 1.6 “COMPANY” means the IDEXX Laboratories, Inc. and any subsidiary designated by the Plan Administrator.

Section 1.7 “COMPENSATION” means any cash remuneration paid to or earned by a Participant.

Section 1.8 “CONTRIBUTIONS” means amounts deferred under the Plan pursuant to Article III and allocated to a Participant’s Investment Accounts. No money or other assets will actually be contributed to such Investment Accounts.

Section 1.9 “DIRECTOR” means a non-employee member of the Board of Directors.

Section 1.10 “EFFECTIVE DATE” means July 1, 2003.

Section 1.11 “IDEXX STOCK” means Common Stock of IDEXX Laboratories, Inc.

Section 1.12 “IDEXX STOCK INVESTMENT ACCOUNT” means an Investment Account in which deferred amounts are valued as if they were invested in IDEXX Stock.

Section 1.13 “INVESTMENT ACCOUNT” means a book accounting record, maintained for each Participant, valued in accordance with the performance of the investment choice in which the deferred amounts are notionally invested. No funds are actually contributed to an Investment Account and there are no assets in any Investment Account.

Section 1.14 “MANDATORY DEFERRAL” means the deferral of a Director’s Annual Retainer as described in Section 3.2.

Section 1.15 “PARTICIPANT” means a Director who participates in the Plan.

Section 1.16 “PLAN” means this Deferred Compensation Plan, as it may be amended from time to time.

Section 1.17 “PLAN ADMINISTRATOR” means the Vice President — Human Resources of IDEXX Laboratories, Inc. or any person or entity designated by the Vice President — Human Resources.

Section 1.18 “PLAN YEAR” means the 12-month period beginning January 1 and ending December 31. The initial plan year will be a short plan year, commencing July 1, 2003 and ending December 31, 2003.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.1 ELIGIBILITY. Each Director shall be immediately eligible to become a Participant in the Plan.

Section 2.2 PARTICIPATION. Each Director shall become a Participant in the Plan immediately upon election to the Board by the method required by the Plan Administrator. Each Director shall remain a Participant under the Plan until all amounts credited to the Participant’s Account Balance have been distributed to the Participant or the Participant’s Beneficiary.

ARTICLE III

CONTRIBUTIONS

Section 3.1 GENERAL

(a)     Any Participant may, by delivering a written election to the Plan Administrator by the Effective Date, elect to defer receipt of up to 100% of his or her Compensation for the portion of 2003 following the Effective Date. Any Participant may, by delivering a written election to the Plan Administrator on or before November 30 of 2003 and each year thereafter, elect to defer receipt of up to 100% of his or her Compensation during the calendar year following such election. The Plan Administrator will determine which investment alternatives will be available for this purpose. The Company shall contribute an amount equal to that portion of Compensation that the Participant has elected to defer under the Plan to the applicable Investment Accounts.

(b)     Any person who shall become a Participant during any calendar year following the time specified for making the deferral election for such year as provided in 3.1(a) above, may, within 15 days of the beginning of his or her term, elect to defer receipt of all or a specified part of his or her Compensation during the balance of such calendar year and for succeeding calendar years.

(c)     Any such election shall be in writing and shall be delivered to the Plan Administrator.

(d)     A Participant’s election to defer receipt of Compensation shall continue until the date on which such Participant ceases to be a Director or, with the exception of the Mandatory Deferral, until he or she terminates such election by written notice delivered to the Plan Administrator. Any such notice terminating an election to defer compensation shall be effective as of the end of the calendar year in which such notice of termination is delivered.

Section 3.2 MANDATORY DEFERRAL. Each Participant shall be required to defer 50% of his or her Annual Retainer in the form of IDEXX Stock deferred stock units and to have the Company make an equivalent contribution of that amount to his or her IDEXX Stock Investment Account.

ARTICLE IV

INVESTMENT ACCOUNTS AND DISTRIBUTIONS

Section 4.1 INVESTMENT ACCOUNTS. The Plan Administrator shall designate the Investment Accounts that will be available to Participants under the Plan. The Plan Administrator shall also designate how often and what procedures must be followed to reallocate amounts in the Investment Accounts.

Section 4.2 DISTRIBUTIONS. One year from the termination of a Participant’s Board membership for any reason, the Participant will receive shares of IDEXX Stock equal to the number of notional shares in his or her IDEXX Stock Investment Account.

ARTICLE V

ADMINISTRATIVE PROCEDURES

Section 5.1 GENERAL. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall establish such procedures and rules as he or she, in his or her sole discretion, shall deem appropriate regarding the timing of deferral elections, the time period for deferral, the forms of distribution, the maximum number of annual installment payments, the Investment Accounts for valuing Account Balances, reallocation of Account Balances among Investment Accounts, statements of Account Balances, the time and manner of payment of Account Balances, and other administrative items for this Plan.

Section 5.2 PLAN INTERPRETATION. The Plan Administrator shall have the authority and responsibility to interpret and construe the Plan and to decide all questions arising thereunder, including without limitation, questions of eligibility for participation, eligibility for Contributions, the amount of Account Balances, and the timing of the distribution thereof, and shall have the authority to deviate from the literal terms of the Plan to the extent the Plan Administrator shall determine, in his or her sole discretion, to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law.

Section 5.3 RESPONSIBILITIES AND REPORTS. The Plan Administrator may pursuant to a written instruction name other persons to carry out specific responsibilities. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

ARTICLE VI

CLAIMS PROCEDURE

Section 6.1 DENIAL OF CLAIM FOR BENEFITS. Any denial by the Plan Administrator of any claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Plan Administrator and delivered or mailed to the Participant or Beneficiary. The Plan Administrator shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision. The notice of the Plan Administrator’s decision shall be written in a manner calculated to be understood by the claimant and shall include (i) the specific reasons for the denial, including, where appropriate, references to the Plan, (ii) any additional information necessary to perfect the claim with an explanation of why the information is necessary, and (iii) an explanation of the procedure for perfecting the claim.

Section 6.2 APPEAL OF DENIAL. The claimant shall have 60 days after receipt of written notification of denial of his or her claim in which to file a written appeal with the Plan Administrator. As a part of any such appeal, the claimant may submit issues and comments in writing and shall, on request, be afforded an opportunity to review any documents pertinent to the perfection of his or her claim. The Plan Administrator shall render a written decision on the claimant’s appeal ordinarily within 60 days of receipt of notice thereof but, in no case, later than 120 days.

ARTICLE VII

FUNDING

Section 7.1 FUNDING. The Company shall not segregate or hold separately from its general assets any amounts credited to the Investment Accounts for Participants, and shall be under no obligation whatsoever to fund in advance any amounts under the Plan, including Contributions and earnings thereon.

Section 7.2 INSOLVENCY. In the event that the Company becomes insolvent, all Participants and Beneficiaries shall be treated as general, unsecured creditors of the Company with respect to any amounts credited to the Investment Accounts.

ARTICLE VIII

AMENDMENT AND TERMINATION

Section 8.1 The Company reserves the right to amend or terminate the Plan at any time by action of the Board or the Compensation Committee thereof. Notwithstanding the foregoing, no such amendment or termination shall reduce any Participant’s Account Balance as of the date of such amendment or termination. Upon a complete termination of the Plan, all vested Account Balances may be immediately distributed or may be paid out in accordance with Participant’s deferral elections at the discretion of the Plan Administrator.

ARTICLE IX

CHANGE IN CONTROL

Section 9.1 PROVISIONS. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article IX shall govern and supersede any inconsistent terms or provisions of the Plan.

Section 9.2 DEFINITION OF CHANGE IN CONTROL. For purposes of the Plan “Change in Control” shall mean the happening of any of the following events:

    (i)        an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of IDEXX Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 9.2(iii);

    (ii)        a change in the composition of the Board on the Plan’s effective date such that the individuals who, as of the effective date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

    (iii)        the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”), excluding however, any Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other person that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least half of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

    (iv)        the approval by stockholders of the Company of a complete liquidation or dissolution of the Company.

Section 9.3 IMPACT OF CHANGE IN CONTROL. Upon a Change in Control, (i) the Account Balances of each Participant shall vest in full and any applicable deferral limitations or other restrictions shall lapse, (ii) Account Balances in any IDEXX Stock Investment Account will be distributed, and the shares of IDEXX Stock so distributed shall be deemed to have been outstanding immediately prior to such Change in Control, and (iii) Account Balances in any other Investment Accounts shall be valued as of the date of the Change in Control and shall be distributed to each Participant.

ARTICLE X

MISCELLANEOUS

Section 10.1 NO EMPLOYMENT CONTRACT. The establishment or existence of the Plan shall not confer upon any individual the right to be continued as a Director.

Section 10.2 NON-ALIENATION. No amounts payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation.

Section 10.3 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Maine to the extent not preempted by federal law.

Section 10.4 WITHHOLDING. The Company shall withhold from any benefits payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.

Section 10.5 INCAPACITY. If the Plan Administrator, in his or her sole discretion, deems a Participant or Beneficiary who is eligible to receive any payment hereunder to be incompetent to receive the same by reason of illness or any infirmity or incapacity of any kind, the Plan Administrator may direct the Company to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Plan Administrator to disburse the same for the benefit of the Participant or Beneficiary. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the Company, the Plan Administrator and the Plan to the person for whose benefit the payments are made.

Section 10.6 CONSTRUCTION OF TERMS. For purposes of the Plan, the singular shall include the plural, and vice versa and the masculine shall include the feminine.

Section 10.7 BINDING UPON SUCCESSORS. The liabilities under the Plan shall be binding upon any successor, assign or purchaser of the Company or any purchaser of substantially all of the assets of the Company.

Section 10.8 TRUST ARRANGEMENT. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company’s other general creditors. Nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.